Exhibit 10.4

EXECUTION VERSION

SIDE LETTER BETWEEN RENTECH AND GSO

To:	Rentech, Inc. (“Rentech”)

Rentech Nitrogen Holdings, Inc. (“Holdings”)

DSHC, LLC (“DSHC”)

10877 Wilshire Boulevard, 10th Floor

Los Angeles, California  90024

From:	GSO Capital Partners LP (“GSO”)

345 Park Avenue, 31st floor

New York, NY 10154

Date: April 4, 2016

Dear Ladies and Gentlemen:

This side letter (“Side Letter”) is entered into in connection with (i) the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 9, 2015, by and among CVR Partners, LP (the “Partnership”), Lux Merger Sub 1 LLC, Lux Merger Sub 2 LLC, Rentech Nitrogen Partners, L.P. and Rentech Nitrogen GP, LLC, (ii) the issuance of common units representing limited partner interests in the Partnership (“Common Units”) on the Closing Date (as defined in the Merger Agreement) pursuant to the Merger Agreement, and (iii) the agreements between Rentech and/or its subsidiaries and affiliates of GSO Capital Partners LP pursuant to (x) that certain Preferred Equity Exchange and Discharge Agreement, dated as of April 1, 2016, by and between Rentech, DSHC, each of the Holders listed on Exhibit A thereto and GSO Capital Partners LP (the “Exchange Agreement”), and (y) the repayment of a portion of the Tranche A Loans (as defined in that certain Second Amended and Restated Term Loan Credit Agreement, dated as of April 1, 2016, among Holdings, the lenders party thereto, and Credit Suisse AG, Cayman Islands Branch) (the “Credit Agreement”).

Reference is made to:

a)	the Transaction Agreement, made and entered into as of August 9, 2015 by and among the Partnership, Coffeyville Resources, LLC, Rentech, DSHC and Holdings (the “Transaction Agreement”); and
b)	the Registration Rights Agreement, made and entered into as of August 9, 2015 by and among the Partnership, Coffeyville Resources, LLC, DSHC and Holdings (the “Registration Rights Agreement”).

It is agreed as follows:

Transaction Agreement

With respect to Rentech’s, DSHC’s and/or Holdings’ rights as set forth in Section 3.02 and Section 3.03 of the Transaction Agreement, each of Rentech, DSHC and Holdings agrees, for so long as any fund or investment vehicles managed by or affiliated with GSO Capital Partners LP (any and all such funds or investment vehicles, the “GSO Funds”) holds Common Units:

a)	not to waive or modify such rights in a manner that would be adverse to the GSO Funds’ rights under this Side Letter without GSO’s prior written consent;
b)	to the extent Rentech, DSHC and/or Holdings, individually or collectively, has the right to designate two directors, to permit GSO to name one of the two designees;
c)

to the extent Rentech, DSHC and/or Holdings, individually or collectively, has the right to designate one director, to permit GSO to name such designee to the extent, and so long as, the GSO Funds hold more Common Units than Rentech, DSHC and Holdings, collectively; and

d)	to exercise any rights it may have with respect to such GSO-named designee as may be reasonably directed by GSO.

The matters covered under this Transaction Agreement section shall be referred to herein as the “Board Designation Matters”.

Registration Rights Agreement

With respect to the Registration Rights Agreement, and in connection with the transfer of Common Units by Holdings to the GSO Funds, each of Holdings and DSHC hereby:

a)

assigns to the GSO Funds all of the rights that may be assigned to each such GSO Fund as a Holder (as defined in the Registration Rights Agreement) of Registrable Securities (as defined in the Registration Rights Agreement), in accordance with and as contemplated by, and subject to the conditions in, Section 2.11 of the Registration Rights Agreement; provided, that, notwithstanding anything to the contrary contained herein, none of Rentech, DSHC or Holdings are assigning any of their rights under Section 2.03(c) of the Registration Rights Agreement to the GSO Funds;

b)

agrees to provide to the GSO Funds, as promptly as practicable, and in any event on a sufficiently timely basis so that the GSO Funds may exercise their resulting rights, any notice Holdings or DSHC receives with respect to the Registration Rights Agreement or any offering of units representing limited partnership interests in the Partnership to which such Registration Rights Agreement applies; and

c)

agrees not to waive or modify any rights under the Registration Rights Agreement in a manner that would be adverse to the GSO Funds’ rights under this Side Letter without the prior written consent of the GSO Funds.

The matters covered under this Registration Rights Agreement section shall be referred to herein as the “Registration Rights Matters”.

Miscellaneous

Together with the Exchange Agreement, the Credit Agreement and the Registration Rights Agreement, this Side Letter sets forth the entire understanding between the parties concerning the subject matter thereof and supersedes all their previous communications on the topic.  The parties may amend or supersede this Side Letter only by a written instrument executed and delivered by the parties hereto or their respective permitted successors and assigns.  No assignment of this Side Letter or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto; provided, however, that GSO Capital Partners LP may provide any such consent on behalf of the GSO Funds party hereto.  No waiver, termination or cancellation of this Side Letter shall be effective unless made in writing and signed by the party against whom enforcement is sought.  This Side Letter may be executed by facsimile or pdf and in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.  This Side Letter shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

The covenants set forth in this Side Letter shall terminate and be of no further force or effect upon the earlier of (a) the mutual written agreement of the parties hereto or (b) entry into an agreement between the GSO Funds and the Partnership (and/or its affiliates) on the Board Designation Matters and the Registration Rights Matters (“CVR Agreement”).  The GSO Funds agree to inquire with the Partnership regarding entry into the CVR Agreement after the date hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF this Side Letter has been executed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

RENTECH, INC.

By:	/s/ Jeffrey R. Spain
Name: Jeffrey R. Spain
Title: CFO, SVP

RENTECH NITROGEN HOLDINGS, INC.

By:	/s/ Jeffrey R. Spain
Name: Jeffrey R. Spain
Title: SVP

DSHC, LLC

By:	/s/ Paul Summers
Name: Paul Summers
Title: Vice President

[GSO_RTK Side Letter]

IN WITNESS WHEREOF this Side Letter has been executed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

GSO CAPITAL PARTNERS LP

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

GSO SPECIAL SITUATIONS FUND LP

GSO PALMETTO OPPORTUNISTIC INVESTMENT PARTNERS LP

GSO CREDIT-A PARTNERS LP

GSO COASTLINE CREDIT PARTNERS LP

GSO CACTUS CREDIT OPPORTUNITIES FUND LP

By:	GSO Capital Partners LP, as Investment Manager

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

GSO ADGM II NITRO BLOCKER LLC

GSO SSOMF NITRO BLOCKER LLC

STEAMBOAT NITRO BLOCKER LLC

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[GSO_RTK Side Letter]